                                  OFFICE LEASE

        In consideration of the rents and covenants hereinafter set forth, the Landlord named in Article B of Section I hereby leases to the Tenant named in Article C of Section I, and Tenant hereby hires from Landlord, the demised premises described in Article F of Section I of this lease (hereinafter referred to as "demised premises"), upon the conditions set forth below, and it is agreed that each of the terms, covenants, provisions and agreements hereinafter specified shall be a condition.

                    SECTION I - FUNDAMENTAL LEASE PROVISIONS

ARTICLE

A. Date of Lease: August 24, 1996
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B. Landlord: Sunrise Office Investments, LLC
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C. Tenant: CompuRAD, Inc.
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D. Trade Name (if any): n/a
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E. Guarantor (if any): _________________________________________________________

F. Demised Premises (Section II, Article I): A portion of the 1st floor in
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   building (to be commonly known as Suite 100) as shown batched in black on
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   the plan attached hereto as Exhibit "A" and made a part hereof, and Suites
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   120, 121 and 226.
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   in the office building (the "Building") known as Sunrise Office Building    ,
                                                    ---------------------------
   and located in the City of Tucson       State of Arizona
                              ------------
G. Lease Term (Section II, Article I): Five (5) years commencing October 1, 1996
                                       --------                  ---------------
   and expiring September 30, 2001
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H. Base Annual Rent (Section II, Article I): See Rider attached hereto and made
                                             -----------------------------------
   a part hereof for schedule of base annual rental payments.
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I. Use of Premises (Section II, Article 2): General Office
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J. Address for Notice to Landlord (Section II, Article 27):

   Sunrise Office Investments, LLC
   6700 North Oracle Road, Suite 233
   Tucson, Arizona 85704

                                with copies to:

K. Base Year (Section II, Article 28: 1996
                                      ------

L. Tenant's Share of Any Increase of Taxes and/or Operating Costs over the amount of Taxes and/or Operating Costs during the Base Year (Section II,
   Article 28): 53.9% of 21,745 rentable square feet in the Project.
                ----  ----------------------------------------------

M. Security Deposit (Section II, Article 30): $14,161.67
                                               ---------

N. Broker(s) (Section II, Article 35):

   Address:        Wesson Commercial Real Estate Company
                     3567 East Sunrise Drive, Suite 215
                           Tucson, Arizona 85718

   License Number: 327128

O. Cooperating Broker: None
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   Address: -------------------------------------------------------------------
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   License Number: ____________________________________________________________


                                      (i)

                     SECTION II - GENERAL LEASE PROVISIONS

                               TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----
 1. Demised Premises, Term, Rent...........................................   1
 2. Occupancy..............................................................   1
 3. Assignment, Mortgage, Subletting.......................................   1
 4. Alterations............................................................   1
 5. Repairs................................................................   1
 6. Requirements of Law....................................................   1
 7. Subordination..........................................................   2
 8. Rules and Regulations..................................................   2
 9. Liability and Indemnification and Mutual Waiver of Subrogation.........   3
10. Damage or Destruction..................................................   3
11. Eminent Domain.........................................................   3
12. Services...............................................................   3
13. Access to Premises.....................................................   4
14. Vaults, Vault Space....................................................   4
15. Certificates of Occupancy..............................................   4
16. Life-Safety Systems....................................................   5
17. Bankruptcy.............................................................   5
18. Default................................................................   5
19. Fees and Expenses......................................................   6
20. No Representations by Landlord.........................................   6
21. End of Term............................................................   6
22. Quiet Possession.......................................................   6
23. Failure to Give Possession.............................................   6
24. Termination, No Waiver, No Oral Change.................................   7
25. Waiver of Trial by Jury and Counterclaims..............................   7
26. Inability to Perform...................................................   7
27. Bills and Notices......................................................   7
28. Increase of Taxes or Operating Costs...................................   7
29. Food, Beverages and Odors..............................................   8
30. Security...............................................................   8
31. Care of Floor and Window Coverings.....................................   9
32. Marginal Notes.........................................................   9
33. Definitions............................................................   9
34. Plans..................................................................   9
35. Brokerage..............................................................   9
36. Binding Effect.........................................................   9
37. Miscellaneous..........................................................   9

                                      (ii)
EXHIBIT "A" - PREMISES

The Rider, Rules and Regulations and the Exhibit "A" attached hereto are all hereby made a part of this Lease for all purposes.

DEMISED         1.  Landlord hereby leases to Tenant and Tenant hereby hires
PREMISES        from Landlord the demised premises described in Article F of
                Section I.

TERM The term of this lease shall be for the term specified in Article G of Section I (or until such term shall sooner cease and expire, as hereinafter provided).

RENT Tenant shall pay Landlord a base annual rental as specified in Article H of Section I which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place as Landlord may designate, without any set-off or deduction whatsoever, except that Tenant shall pay the first monthly installment upon the execution hereof. The time of payment of rent and any other sums payable hereunder is of the essence of this lease and, in addition to all other remedies available to Landlord hereunder, all sums payable hereunder shall bear interest at an annual rate equal to 2% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law) after the due date until paid in full.

In addition to the amount of the base annual rental, Tenant shall pay the amount of any rental adjustments and additional payments as and when hereinafter provided in this lease.

OCCUPANCY       2.  Tenant shall use and occupy demised premises for the purpose set forth in article I of Section I and for no other purpose.
The character of the occupancy of demised premises, as restricted by this Article and as further restricted by Article 3 and 15 and any of the Rules and Regulations attached to this lease, or hereafter adopted, is an additional consideration and inducement for the granting of this lease.

ASSIGNMENT,     3.  Neither Tenant, nor Tenant's heirs, personal
MORTGAGE,       representatives, successors or assigns, shall assign, mortgage
SUBLETTING      or encumber this lease, or sublet, or use or occupy or permit demised premises or any part thereof to be used or occupied by others, and any assignment, mortgage, encumbrance, sublease or permission shall be voidable, at the option of Landlord and, at the further option of Landlord, shall terminate this lease. If this lease be assigned, or, if demised premises or any part thereof by sublet or occupied by any party other than the Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant herein contained. A transfer of control of Tenant shall be deemed an assignment under this lease and shall be subject to all the provisions of this Article.

ALTERATIONS     4.  Tenant shall make no alterations, decorations, additions or improvements in or to demised premises without Landlord's prior written consent, and then only by contractors or mechanics approved in advance in writing by Landlord and only upon such conditions as Landlord may impose. All such work shall be done at such times and in such manner as Landlord may from time to time designate. All work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, recommendations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, recommendations and requirements of the Insurance Services Office and of any similar body. Before commencing any work, Tenant shall (a) give Landlord at least five days' written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord from having its interest in demised premises or the Building made subject to a mechanic's lien, and (b) shall secure, at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Any mechanic's lien filed against demised premise or against the Building or the land upon which the Building is located or any of the areas used in connection with the operation of the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged by Tenant, by bond or otherwise, within 10 days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon demised premises, made by either party, including, without limiting the generality of the foregoing, all panelling, partitions, railings, mezzanine floors, galleries and the like, shall, unless Landlord elects otherwise (which election shall be made by giving a notice pursuant to the provisions of Article 27 not less than 3 days prior to the expiration or other termination of this lease or any renewal or extension thereof), become the property of Landlord, and shall remain upon, and be surrendered with demised premises, as a part thereof, at the end of the term hereof. If Tenant shall remove any property from demised premises, Tenant shall repair or, at Landlord's option, shall pay to Landlord the cost of repairing any damage arising from such removal.

REPAIRS 5. Tenant shall take good care of demised premises and fixtures therein and, subject to the provisions of Article 4 hereof, shall, except for ordinary wear and tear, make all repairs in and about demised premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to the original work. Landlord, however, shall repair the Building plumbing, heating, ventilating or air conditioning and electrical systems and make structural repairs within demised premises arising from ordinary wear and tear or through cause over which Tenant has no control, except as otherwise provided in this lease. Landlord may repair, at the expense of Tenant, all damage or injury to demised premises, or to the Building or to its fixtures, appurtenances or equipment or to any of the areas used in connection with the operation of the Building, done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system, short circuits, overflow or leakage of water, steam, gas, sewer gas, sewage or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other cause, due to the carelessness, negligence, or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees. Landlord shall have the right to replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in or about demised premises unless caused by or due to the negligence of Landlord, Landlord's agents, servants or employees. Except as provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Building or any of the areas used in connection with the operation thereof, or demised premises, or in or to fixtures, appurtenances or equipment, or by reason of the act or neglect of Tenant or any other tenant or occupant of the Building; and in no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby waives all rights under any law in existence during the term of this lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the leased premises.

REQUIREMENTS    6.  Tenant shall comply with all laws, rules, orders,
LAW             ordinances, directions, regulations, recommendations of and requirements of federal, state, county and municipal
authorities pertaining to Tenant's use of demised premises, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of demised premises, and shall not do or permit to be done, any act or thing upon demised premises, which will invalidate or be in conflict with any insurance policy covering the Building or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do or permit to be done, any act or thing upon demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon demised premises or for any other reason, and Tenant hereby indemnifies Landlord against any such liability or responsibility. Tenant shall not place a load upon any floor of demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is prescribed by any law or regulation in existence during the term of this lease. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

INSURANCE       Tenant shall comply with all rules, orders, directions,
                regulations, recommendations and requirements of the Insurance
Services Office or any other similar body, and shall not do, or permit anything to be done, in or upon demised premises, or bring or keep anything therein, which shall increase the rates of any insurance on the Building or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or on property located therein. If by reason of failure of Tenant to comply with the provisions of this Article, any insurance rate shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of all such premiums thereafter paid by Landlord which shall have been charged because of such violation by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or demised premises issued by the Insurance Services Office, or other body making insurance rates for the Building or demised premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to demised premises.

        Tenant agrees, at Tenant's sole cost and expense, throughout the entire term of this Lease to maintain for the mutual benefit of Landlord and Tenant as their interests may appear, and showing Landlord as an additional insured, and upon request by Landlord, for the benefit of any other landlord under any underlying lease, and for the holder of any mortgage or deed of trust covering or including the demised premises or the Building: (i) general public liability insurance against claims for bodily injuries, death or property damage, occurring upon, in or about the demised premises, or in or about any sidewalks, parking areas, passageways or space in the complex or Building of which the demised premises is a part, including complete sign coverage, with a combined single limit of not less than $1,000,000 in respect of bodily injury or death to any one person, for bodily injury or death to more than one person in respect to any one occurrence, and for property damage, together with insurance against all such other risks as are or shall be customarily covered with respect to buildings similar in construction, general location, use and occupancy to the demised premises (and without limiting the generality of the foregoing, the uses set forth in Article 2 of this lease); (ii) fire and all risks covered under extended coverage endorsements or policies for casualty insurance insuring for the full replacement cost value (and with a replacement cost endorsement) all of Tenant's personal property, inventory, trade fixtures, furnishings and other property located or to be located in or about the demised premises; and (iii) if and to the extent required by law, workmen's compensation insurance and unemployment compensation insurance in form and amounts required by law. Each of said policies shall provide that before the same may be terminated or modified in any material respect, twenty (20) days prior to written notice by registered mail shall be given to Landlord by the insurer.

        Original policies or certificates for the above insurance shall be procured and delivered by Tenant to Landlord at least fifteen (15) days before the commencement of the term of this Lease, or before Tenant shall enter the demised premises, whichever is earlier, together with receipted bills evidencing payment of premiums therefor, and renewal policies or certificates thereof shall be procured and delivered by Tenant to Landlord at least fifteen (15) days prior to the expiration date of the policies, together with receipted bills evidencing payment of premiums therefor. Should Tenant fail to procure such insurance within the time period hereinbefore specified, Landlord may, at its option, but Landlord shall have no obligation to do so, procure such insurance and pay the premiums therefor and Tenant agrees to reimburse Landlord for the cost thereof plus interest thereon at the rate of 2% over the prime rate of interest publicly announced from time to time by Citibank, N.A., in New York, New York (but in no event in excess of the maximum rate permitted under law), as additional rent on the first day of the calendar month following the rendition of the bill or bills therefor and Landlord shall have the same rights and remedies in enforcing the payment of such additional rent as in the case of Tenant's failure to pay the rent herein reserved.

        All insurance provided for herein shall be effected under valid and enforceable policies, shall be in such form as may be reasonably satisfactory to Landlord, and shall be issued by insurers of recognized responsibility who are reasonably satisfactory to Landlord.

SUBORDINATION   7. This lease is subject and subordinate to all ground or
                underlying leases, mortgages and deeds of trust which now
affect the real property of which demised premises forms a part or affect the ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof. It is further agreed that this lease may, at the option of Landlord, be made subordinate to any ground or underlying leases, mortgages, or deeds of trust which may hereafter affect the real property of which demised premises forms a part or affect the ground or underlying leases, and that Tenant, or Tenant's successors-in-interest, will execute and deliver upon the demand of Landlord any and all instruments desired by Landlord subordinating in the manner requested by Landlord this lease to such lease, mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within five days after written request therefor.

Attornment      Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which demised premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by such landlord, enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

Mortgages       In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the real property of which demised premises forms a part, the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant thereto) shall have the option (a) supplementing this Article, to require Tenant to attorn to such holder or purchaser, and to enter into a new lease with such holder or purchaser (as Landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided, or (b) notwithstanding this Article, to elect that this lease become or remain, as the case may be, superior to said mortgage or deed of trust.

        Tenant shall, upon request by any such holder or purchaser, execute and deliver any and all instruments desired by such holder or purchaser evidencing the superiority of this lease to any said mortgage or deed of trust.

        In the event that Landlord or any such holder at any time requests that this Article contain different language to the same general effect, Tenant agrees to promptly execute and deliver an amendment of this lease memorializing the same.

RULES AND       8. Tenant and Tenant's agents, servants, employees,
REGULATIONS     contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any Rule or Regulation hereafter made or adopted by Landlord or Landlord's Agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for arbitration in the County Seat of the County in which demised premises is located in accordance with the Commercial Arbitration Rules of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. No dispute of the reasonableness of any Rule or Regulation shall be deemed a compliance upon Tenant's part with the foregoing provisions of this Article unless the same has been raised by service of a notice upon Landlord within 10 days after notice of the adoption of any such Rule or Regulation has been served upon Tenant. Landlord shall not be liable to Tenant for violation of any of said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease, by any other tenant or other party in the Building.

LIABILITY AND           9. Neither Landlord nor Landlord's agents shall be
INDEMNIFICATION         liable for any damage to property entrusted to them,
AND MUTUAL              their agents servants, employees or to the Building
WAIVER OF               personnel, nor for the loss of any property by theft
SUBROGATION             or otherwise. Neither Landlord nor Landlord's agents
                        shall be liable for any injury to or death of persons
or for damage to or destruction of property resulting from falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works of the same or from the street or subsurface or from any other place or resulting from dampness or any other cause of whatsoever nature, and Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, attorneys' fees and expenses) whatsoever arising out of the foregoing, unless caused by or due to the sole negligence of Landlord, Landlord's agents, servants or employees. Neither Landlord nor Landlord's agents shall be liable for any such damage caused by other tenants or parties in the Building or any of the areas used in connection with the operation of the Building, or for interference with the light or other incorporeal hereditaments, or caused by construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the Building. If at any time any windows of demised premises become darkened, for any reason whatsoever, including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage that Tenant may sustain thereby and Tenant shall not be entitled to any compensation or abatement of rent or release from any of the obligations of Tenant hereunder because of such darkening. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord by reason of any breach, violation or nonperformance by Tenant, or Tenant's agents, servants, employees, contractors, visitors or licensees of any term, covenant, condition, provision or agreement of this lease, or by reason of damage to persons or property caused by moving property in or out of the Building or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the occupancy or use by Tenant of demised premises or of the Building or any of the areas used in connection with the operation of said Building or any part of any thereof, or from any other cause due in whole or in part to the negligence or other wrongful act of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees. Tenant shall give immediate notice to Landlord in case of fire or accident to or defect in the Building or any of its fixtures, appurtenances or equipment.

Mutual Waiver   Notwithstanding the provisions of this Article: Landlord waives of Subrogation  any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Building, or demised premises, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, servants, employees, contractors, visitors or licensees, but only to the extent that Landlord's insurance policies then in force permit such waiver and only to the extent of the coverage provided by said policies. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not caused by the negligence of Landlord, its agents, servants, employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver and only to the extent of the coverage provided by said policies. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

        If at any time during the term of this lease either party shall give no less than five days prior notice to the other certifying that any insurance carrier which shall have issued any such policy covering any of the property above mentioned shall refuse to consent to the aforesaid waiver of subrogation, or if such carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or such carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver in this Article shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy; provided, however, that if at any time thereafter such consent shall be obtained therefor without an additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

DAMAGE OR       10. If demised premises shall be partially damaged by fire or
DESTRUCTION     other cause without the fault or neglect of Tenant, Tenant's agents, servants, employees, contractors, visitors or
licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of demised premises which is tenantable or used by Tenant. If such partial damage is due to the fault or neglect of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, there shall be no apportionment or abatement of rent, and the debris, if any, shall be removed by, and at the expense of, Tenant. No liability shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, for reasonable delay on account of "labor troubles," or any other cause beyond Landlord's control. If demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and Landlord shall decide not to restore or rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then in any of such events Landlord may, within 90 days of such fire or other cause, give Tenant notice of such decision, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate demised premises and surrender the same to Landlord; however, if such damage is without the fault or neglect of Tenant, Tenant's agents, servants, employees, contractors, visitors or licensees and if Landlord shall decide to restore or rebuild the same, then rent hereunder shall be apportioned according to the part of demised premises which is tenantable or used by Tenant until such restoration is made.

EMINENT         11. If the whole or any part of demised premises shall be taken
DOMAIN          or condemned for all or any portion of the term hereof by any competent authority for any public or quasi public use or
purpose, or transferred by agreement in connection with such public or quasi public use or purpose with or without any condemnation action or proceeding being instituted, then, and in either such event, the term of this lease shall, at the option of Landlord, terminate as of the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award, such that the entire award is paid to Landlord. The then current rental, however, shall in the event of a partial taking, be apportioned. Tenant hereby expressly assigns to Landlord any award which may be made in any taking or condemnation as therein provided, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof.

SERVICES        12. Landlord shall: (a) provide automatic elevator facilities
Elevator        on normal business days from 8:00 a.m. to 6:00 p.m. except
Heating,        Saturdays, when the hours shall be 8:00 a.m. to 1:00 p.m., and
Ventilating     have one elevator available at all other times; (b) on normal
and Air         business days from 8:00 a.m. to 6:00 p.m. except Saturdays,
Conditioning    when the hours shall be 8:00 a.m. to 1:00 p.m. (and at other times for a reasonable additional charge to be fixed by
Landlord) ventilate demised premises and furnish heating or air conditioning when in the judgement of Landlord it may be required for the comfortable occupancy of demised premises. Tenant agrees to keep and cause to be kept closed all doors from demised premises and the windows in demised premises, and Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Tenant shall not install or use in demised premises any equipment which would generate heat so as to adversely affect the heating, ventilating and air conditioning system. Landlord, throughout the term of this lease, shall have free access to any and all mechanical installations of Landlord or Tenant, including, but not limited to, air conditioning, fan, ventilating and machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its agents, servants, employees, contractors, visitors or licensees shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's said mechanical installations; (c) provide electricity for "Building Standard" lighting and normal office business machine (not including computers or
Electricity     electronic data processing or ancillary equipment) purposes only. Tenant agrees not to use any apparatus or device in, or upon, or about demised premises which may in any way increase the amount of such electricity usually furnished or supplied to said premises and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes, or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. If Tenant uses the same to excess or follows a regular practice of using electricity beyond the normal business hours of 8:00 a.m. to 6:00 p.m. on normal business days and of 8:00 a.m. to 1:00 p.m. on Saturdays, Landlord shall have the right to estimate from time to time (both retroactively and prospectively) the amount that Tenant shall pay on account thereof, and Tenant, after notice by Landlord of such estimate or revised estimate, agrees to pay such amount on the first day of each calendar month thereafter or, if such estimate be made during the last month of the term or after its expiration, promptly upon demand by Landlord. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in demised premises, of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts, without the prior written consent of Landlord; (d) furnish water for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be
WATER           the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for the water consumed, as shown on said meter, as and when bills are rendered and on default in making such payment Landlord may pay such charges and collect the same from Tenant; (e) cause demised premises to be kept clean, provided the same are used exclusively as ordinary desk-type offices and are kept reasonably in order by Tenant, and, if to be kept clean by Tenant, no one other than persons approved in advance in writing by Landlord shall be permitted to enter demised premises for such purposes. If demised premises or any part thereof is not used exclusively as
CLEANING        ordinary desk-type offices, same shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved in advance in writing by Landlord. Tenant shall pay to Landlord the cost or removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of demised premises exclusively as ordinary desk-type offices.

        Tenant shall at all times maintain at its own cost and expense all plumbing facilities and equipment attached thereto within demised promises in good order, condition and repair to the satisfaction of Landlord. Tenant hereby indemnifies Landlord against any and all claims, liabilities, losses, damages, costs and expenses whatsoever (including, but not limited to, attorneys' fees and expenses) whether suffered by Landlord or other occupants or persons in the Building or any of the areas used in connection with the operation thereof arising out of the matters referred to in the next sentence, unless caused by or due to the sole negligence of Landlord, Landlord's agents, servants or employees. Landlord shall not be obligated to clean or provide supplies for any such plumbing facilities or equipment attached thereto, and if the rooms in which any such facilities or equipment are located require cleaning in excess of that normally provided by Landlord for ordinary desk-type office space, Tenant shall, at Tenant's expense, cause any such excess cleaning to be performed only by a contractor approved in advance in writing by Landlord. Landlord hereby reserves the right, without limiting the generality of the foregoing, to require that any such cleaning be performed by Landlord's regular cleaning contractor for the Building. Nothing herein contained shall be construed to confer upon Tenant the right to install any plumbing facilities without the prior written consent of Landlord.

        Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or cleaning services, when necessary, by reason of accident or emergency or for inspection, repairs, alterations, decorations, additions or improvements, which in the judgment of Landlord are desirable or necessary to be made, until same shall have been completed, and shall further have no responsibility or liability for failure to supply any of such services in such instance.

ACCESS TO       13. Tenant shall permit Landlord to use and maintain pipes and
PREMISES        conduits in and through demised premises. Landlord and
                Landlord's Agents shall have the right to enter demised
premises at all times, to examine the same and to make such repairs, alterations, decorations, additions and improvements as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon demised premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and, subject to the provisions of Article 10, the rent reserved shall in no way abate while said repairs, alterations, decorations, additions or improvements are being made, by reason of inconvenience, annoyance or injury to the business of Tenant because of the prosecution of any such work, or otherwise. Landlord and Landlord's agents are expressly granted permission to inspect demised premises at any reasonable time and to show demised premises at any reasonable time to prospective tenants, mortgagees, purchasers, lessees of the Building and other persons with a business interest therein. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate demised premises, without elimination or abatement of rent, or other compensation, and such acts shall have no effect upon this lease. If Tenant shall not be personally present to open and permit an entry into demised premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this lease. Landlord shall have the right to change the arrangement and location of entrances and passageways, doors and doorways, and corridors, elevators, stairs, toilets, and other public parts of the Building, and after reasonable notice, to change the name, number and designation by which either the complex of which the Building is a part or the Building is commonly known. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as otherwise provided in this lease.

VAULTS,         14. No vaults, vault space or space not within the property
VAULT SPACE     line of the Building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all space not within the property line of the Building, which Tenant may be permitted to use or occupy, is to be used or occupied under a revocable license, and if any such license be revoked, or if the amount of such space be curtailed by any federal, state or municipal authority, or public utility, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or curtailment be deemed a constructive or actual, total or partial eviction. Any fee or license charge of municipal authorities for such vault shall be paid by Tenant.

CERTIFICATES    15. Tenant shall not at any time use or occupy demised premises
OF OCCUPANCY    in violation of the certificates of occupancy issued for the
                Building, and in the event that any department of the City or
County in which the Building is located, or of the State of Arizona shall hereafter at any time contend or declare that demised premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall, upon 5 days' notice form Landlord or any governmental agency immediately discontinue such use of demised premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this lease and Landlord shall have the right to terminate this lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of
Article 18 hereof. The statement in this lease of the nature of the business to be conducted by Tenant in demised premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Building, or otherwise permitted by law.

LIFE-SAFETY     16. If there now is or shall be installed in the Building a
SYSTEMS         sprinkler system, heat or smoke detection system or any other so called life-safety system and any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition; and if the Insurance Services Office or any other similar body or any bureau, department or office of the state, county or city government, or any governmental authority having jurisdiction, require or recommend that any changes, modifications, alterations, or additional equipment be made or supplied in or to any such system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of demised premises, or if any such changes, modifications, alterations or additional equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for any such system in the insurance rate as fixed by said Office, or by any insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations or additional equipment.

BANKRUPTCY      17. (A) Prior to Term.  If at any time prior to the date herein fixed as the commencement of the term of this lease there
shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of demised premises and Landlord, in addition to the other rights and remedies given by subdivision (C) hereof or by virtue of any other provision in this lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant.

                (B) During Term. If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of demised premises but shall forthwith quit and surrender demised premises, and Landlord, in addition to the other rights and remedies granted by Subdivision (C) hereof or by virtue of any other provision in this lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or other on behalf of Tenant.

                (C) Measure of Damages. In the event of the termination of this lease pursuant to subdivisions (A) or (B) of this Article, Landlord shall be entitled to the same rights and remedies as those set forth in subdivisions
(D) and (E) of Article 18 and in Article 21 of this Lease.

                (D) In the event of the occurrence of any of the events specified in this Article, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and
(z) provides adequate assurance of future performance under this lease, it being convenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision was a material part of the consideration for this lease.

DEFAULT         18. (A) It shall, at Landlord's option be deemed a breach of this lease if (1) Tenant defaults (a) in the making of any payment of money pursuant to this lease, or (b) in fulfilling any other term, covenant, condition, provision or agreement of this lease if said default under this clause (b) continues to exist at the expiration of 10 days after notice thereof given by Landlord to Tenant or (2) demised premises becomes vacant or deserted or (3) Tenant shall cease to occupy demised premises or shall remove substantially all of Tenant's furniture therefrom or (4) Tenant shall fail to move into or take possession of demised premises within 15 days after the commencement of the term of this lease or (5) any execution or attachment shall be issued against Tenant or any of Tenant's property or (6) demised premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant or (7) Tenant shall default with respect to any other lease between [a] Landlord and Tenant, or [b] any parent company or subsidiary company or affiliate or agent of Landlord, and Tenant or (8) Tenant assigns or otherwise transfers substantially all of the assets used in connection with the business conducted in demised premises.

        (B) In the event that Landlord elects, pursuant to subdivision (A) of this Article, to declare a breach of this lease, then Landlord shall have the right to give Tenant three days' notice of intention to end the term of this lease and thereupon, at the expiration of said three days, the term of this lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the term hereof and Tenant shall then quit and surrender demised premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so quit and surrender demised premises as aforesaid, Landlord shall have the right, without notice, to re-enter demised premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of demised premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of demised (but Landlord shall not be obligated to effect such removal).

        (C) In the event of any breach of this lease by Tenant (and regardless of whether or not Tenant has abandoned demised premises), this lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this lease to terminate Tenant's right to possession as provided in subdivision (B) of this Article or, at Landlord's further option, by the giving of any notice terminating Tenant's right to possession. For so long as this lease so continues in effect, Landlord may enforce all of Landlord's rights and remedies under this lease, including the right to recover all rent as it becomes due hereunder. For the purposes of this subdivision (C), the following shall not constitute termination of Tenant's right to possession:
(1) acts of maintenance of preservation or efforts to relet demised premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this lease.

        (D) In the event of termination of this lease or termination of Tenant's right to possession (as the result of Tenant's breach of this lease or pursuant to Article 17) Landlord shall have the right:

        (1) To lock the doors to the demised premises, exclude persons therefrom, remove any and all persons and property from demised premises, with or without legal process, and pursuant to such rights and remedies as the laws of the State of Arizona shall then provide or permit, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as provided within this lease or as such laws may then provide or permit, including but not limited to the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

         (2) To recover from Tenant damages, which shall include but shall not be limited to: (a) The worth, at the time of award, of the amount by which the unpaid rent (including but not limited to escalation rent pursuant to Article 28 even if determined at a later date) for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided for the same period; and (b) Such expenses as Landlord may incur for legal expenses, attorneys' fees, court costs, for reletting (including but not limited to advertising), brokerage, for putting demised premises in good order, condition and repair, for preparing the same for reletting, and for keeping demised premises in good order, condition and repair (before and after Landlord has prepared the same for reletting), and all costs (including but not limited to attorneys' and receivers' fees) incurred in connection with the appointment of and performance by any receiver.

         (3) To enforce, to the extent permitted by the laws of the State of Arizona then in force and effect, any other rights or remedies set forth in this lease or otherwise applicable hereto by operation of law or contract.

         (E) In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease, Landlord shall additionally have the right of injunction and Tenant agrees to pay the premium for any bond required in connection with such injunction Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

        (F) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of demised premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this lease, or otherwise.

FEES AND        19. If Tenant shall default in the performance of any obligation
EXPENSES        on Tenant's part to be performed under this lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money to do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs), by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, or, if landlord is compelled to incur or elects to incur any expense (including but not limited to reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, whether or not such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder, the sum or sums so paid or incurred by Landlord (with interest at an annual rate equal to 2% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time, but in no event in excess of the maximum rate of interest permitted by law) shall be due from Tenant to Landlord promptly upon demand by Landlord.

NO REPRESEN-    20. Neither Landlord nor Landlord's agents have made any
TATIONS BY      representations or promises with respect to the Building or
LANDLORD        demised premises except as herein expressly set forth. The taking of possession of demised premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then "as is" condition and that demised premises and the Building were in good and satisfactory condition at the time such possession was so taken.

END OF TERM     21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord demised premises, broom clean, in as good order, condition and repair as it not is or may hereafter be placed, ordinary wear excepted. Tenant shall remove all property of Tenant, as directed by Landlord. Any property left on demised premises at the expiration or other termination of this lease, or after the happening of any of the events of default set forth in Article 17 or Article 18, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon demised premises at the expiration or other termination of this lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto. If Tenant holds over after the said term with the consent of Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the rent and all the other charges at the same rate as herein provided and also comply with all of the terms, covenants, conditions, provisions and agreements of this lease for the time during which Tenant holds over. If Tenant holds over after the said term without the consent of Landlord and shall fail to vacate demised premises after the expiration or sooner termination of this lease for any cause or after Tenant's right to occupy same ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this lease, Tenant shall be liable to Landlord for the use and occupancy of demised premises in an amount agreed to be four times the monthly installment of rent and all the other charges as provided in this lease for the last month of the term hereunder. If demised premises are not surrendered at the end of the term, Tenant shall be additionally responsible to Landlord for all damage (including but not limited to the loss of rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding tenant against Landlord, resulting from delay by landlord in delivering possession of demised premises to such succeeding tenant. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive the expiration or other termination of this lease.

QUIET           22. Landlord covenants and agrees with Tenant that upon
POSSESSION      Tenant's paying said rent and observing and performing all of the terms, covenants, conditions, provisions and agreements of this lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the premises hereby demised, for the term aforesaid, subject, however, to the terms of this lease and of any ground leases, underlying leases, mortgages and deeds of trust affecting all or any portion of the Building or any of the areas used in connection with the operation of the Building.

FAILURE TO      23. If Landlord shall be unable to give possession of demised
GIVE POSSESSION premises on the date of the commencement of the term hereof by reason of the fact that demised premises are located in a
building being constructed and which has not been sufficiently completed to make demised premises ready for occupancy or by reason of the fact that a certificate of occupancy has not been procured or for any other reason, or if the Building is not in course of construction and Landlord is unable to give possession of demised premises on the date of the commencement of the term hereof by reason of the holding over of any tenant or tenants or for any other reason, or if repairs, alterations, improvements or decorations of demised premises or of the Building or any of the areas used in connection with the operation of the Building are not completed, any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until possession of demised premises is given or demised premises is available for occupancy by Tenant, unless such delay is the fault of Tenant. No such failure to give possession on the date of the commencement of the term shall in anyway affect or impair the validity of this lease or the obligations of Tenant hereunder, nor shall the same be construed in anyway to extend the term of this lease. If permission is given to Tenant to enter into the possession of demised premises or to occupy premises other than demised premises prior to the date specified at the commencement of the term of this lease, such occupancy shall be deemed to be under all the terms, covenants, conditions, provisions, and agreements of this lease, including without limitation Tenant hereby agreeing to pay rent at the same rate as though the term of this lease had commenced.

TERMINATION,     24. In the event this lease terminates for any reason
NO WAIVER, NO    (including but not limited to termination by Landlord) prior
ORAL CHANGE      to its natural expiration date, such termination will effect the termination of any and all agreements for the extension of this lease (whether expressed in an option, exercised or not, or collateral document or otherwise); any right herein contained on the part of Landlord to terminate this lease shall continue during any extension hereof; any option on the part of Tenant herein contained for an extension hereof shall not be deemed to give Tenant any option for a further extension beyond the first extended term. Interruption or curtailment of any services shall not constitute a constructive or partial eviction or entitle Tenant to any abatement of rent or any compensation (including but not limited to compensation for annoyance, inconvenience or injury to business). No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said premises prior to the termination of this lease. The delivery of keys to an employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of demised premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, covenant, condition, provision or agreement of this lease, or any of the Rules and Regulations attached to this lease or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this lease, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations attached to this lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rule and Regulation. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. This lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

WAIVER OF TRIAL  25. The respective parties hereto shall and they hereby do
BY JURY AND      waive trial by jury in any action or proceeding brought by
COUNTERCLAIMS    either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of demised premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise. In the event Landlord commences any proceedings for nonpayment of rent or other sums due hereunder, Tenant shall not, and Tenant hereby waives any right to interpose any counterclaim of whatever nature or description in any such proceedings. Such waiver shall not, however, be construed as a waive of Tenant's rights to assert such claims in any separate action or actions brought by Tenant.

INABILITY TO     26. This lease and the obligation of Tenant to pay rent
PERFORM          hereunder and to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this lease on the part of Tenant to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply, or is delayed or curtailed in supplying, any service expressly or impliedly to be supplied or is unable to make, or is delayed or curtailed in making, any repairs, alterations, decorations, additions or improvements, or is unable to supply, or is delayed or curtailed in supplying, any equipment or fixtures, if Landlord is prevented, delayed or curtailed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not be subject to any liability resulting therefrom.

BILLS AND        27. Except as otherwise in this lease provided, a bill,
NOTICES          statement, consent, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed
sufficiently given or rendered if in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building or at the last known residence address or business address of Tenant or left at demised premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such consent, notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at demised premises as herein provided. Any notice, request, demand or communication by Tenant to Landlord must be in writing and served by registered or certified mail (postage fully prepaid) addressed to Landlord, at the address set forth in Article J of Section I, or at such other address as Landlord shall designate by notice given as herein provided, and the time of the giving of such notice, request, demand or communication shall be deemed to be the time when the same is mailed as herein provided.

INCREASE OF      28. If, in any calendar year during the term of this lease (i)
TAXES OR OPER-   Taxes (as hereinafter defined) shall be increased above the
ATING COSTS      amount of Taxes for the base year or (ii) Operating Costs
                 (as hereinafter defined) shall be increased above those in effect during the base year, the base annual rental shall be increased by that percentage set forth in Article L of Section I of this lease multiplied by the amount of such increases in Taxes and separately by the same percentage multiplied by the amount of increase in Operating Costs.

(A) Definitions.

        1. "Taxes" shall mean taxes and assessments upon or with respect to the Building and the areas used in connection with the operation of the Building imposed by federal, state or local governments or governmental assessment districts, but shall not include income, franchise, capital stock, estate or inheritance taxes, but shall include gross receipts taxes and other business taxes. If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or the Building and/or the areas used in connection with the operation of the Building or upon or with respect to the land and/or the Building and/or the areas used in connection with the operation of the Building or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment subject matter, such other tax or assessment shall be deemed to be included in Taxes. For the purpose of fixing the real estate tax for the base year herein referred to, the assessed valuation shall be deemed to be the assessed valuation of the land and the Building and the areas used in connection with the operation of the building determined as of the last day of the year immediately preceding the base year (subject to such reduction as may be obtained, if any) and the real estate tax rate shall be the present aggregate tax rate. In case there shall be a reduction of the assessed valuation for any tax year which affects the taxes in any year for which a rent adjustment shall have been made, the rent adjustment shall be recalculated on the bases of the revised assessed valuation and Landlord will credit against the rent next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses incurred in effecting such reduction. In no event shall the amount of any such credit be in excess of the amount of the rent increase actually paid to Landlord by Tenant for the period covered by such credit as a result of an increase in Taxes.

        2. "Operating Costs" shall mean (a) wage and labor costs applicable to the persons engaged in the management, operation, maintenance, overhaul or repair of the Building, and the areas used in connection with the operation of the Building, whether they be employed by Landlord or by an independent contractor with whom Landlord shall have contracted or may contract for such services; any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement or other benefits applicable with respect to such employees, shall correspondingly affect the wage and labor costs; and (b) costs of utilities, fuel, building supplies and materials, insurance, service and management contracts and the common area maintenance charge obligation allocated to the Building and the areas used in connection with the operation of the Building; and (c) any increase in (i) the rent payable under any ground lease now or hereafter affecting the real property of which demised premises forms a part or (ii) the interest payable with respect to any permanent financing now or hereafter affecting the Building which increase results not from a refinancing but solely from a provision for such increase in the applicable loan documents; and (d) alterations to the Building or the areas used in connection with the operation of the Building for life-safety systems or energy conservation or other capital improvements or replacements (together with all costs, and interest thereon at a rate equal to 2% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time [but in no event in excess of the maximum rate of interest permitted by law], incurred in connection with any such alterations or other capital improvements or replacements) all amortized over their useful life except that any such costs (and the interest thereon) incurred in connection with alterations or replacements for energy conservation may be amortized at a yearly rate equal to the savings realized during such period as a result of such alteration or replacement; and (e) such other items as are now or hereafter customarily included in the cost of managing, operating, maintaining, overhauling and repairing the Building and the areas used in connection with the operation of the Building in accordance with now or hereafter accepted accounting or management principles or practices.

        3.  "Base year" shall mean the calendar year set forth in Article K of
Section I of this Lease.

        4. "Subsequent year" shall mean any calendar year following the base year, falling wholly or partly within the term of this Lease.

(B) Statements for Tenant.

        On or before the 1st day of April, in the calendar year immediately following the calendar year in which the term of this lease commences and on or before that day in each subsequent year, and on or before the 1st day of April immediately following the expiration or earlier termination of this lease, Landlord will furnish a comparative statement which shall show a comparison of all pertinent items and information applicable to the base year and to the calendar year preceding the year in which the comparative statement is submitted, and the amount, if any, of the increase in rent to enforced as hereinafter set forth. The Failure of Landlord to furnish a comparative statement for any year in accordance with this subdivision (B) shall be without prejudice to the right of Landlord to furnish comparative statements in subsequent years. In the event that Landlord shall, for any reason, be unable to furnish a comparative statement on or about April 1st of any year, Landlord may furnish such statement as soon thereafter as practicable, with the same force and effect as a comparative statement would have had, if delivered on or about April 1st of such year.

(C) Payment of Increase in Rent.

        1. The payment of any increase in rent pursuant to the provisions of subdivision (B) of this Article, shall be made as follows: on the first day of the month following the furnishing of a comparative statement Tenant shall forthwith pay to Landlord a sum equal to one-twelfth of Tenant's share of such increase multiplied by the number of months then elapsed commencing with January 1st of the preceding calendar year (provided, however, that if the term of this lease commenced in said preceding calendar year, Tenant shall forthwith pay to Landlord a sum equal to one-twelfth of Tenant's share of such increase multiplied by the number of months then elapsed commencing only with the month in which the term of this lease commenced), and in advance, one-twelfth of such share with respect to the then current month and thereafter, until a different comparative statement shall be submitted as above provided, the monthly installments of rent payable under this lease shall be increased by an amount equal to one-twelfth of Tenant's share of such increase. In the event that a comparative statement shall show, or in the event that a comparative statement, if submitted, would have shown an increase in rent which shall be different from the rent herein reserved or from that shown by the last previous comparative statement, then the rent payable by Tenant shall be adjusted proportionately consistent with the foregoing provisions. The rent due to Landlord as disclosed by the comparative statement furnished by Landlord shall be paid within 10 days after the rendition of such comparative statement.

        2. Prior to the determination of the actual Taxes and Operating Costs for any particular calendar year (or portion thereof) during the term of this lease, Landlord may at any time and from time to time estimate the amount of such Taxes and/or Operating Costs. If, in the estimation of Landlord, the Taxes and/or Operating Costs for such calendar year will exceed the actual Taxes and/or Operating Costs, respectively, for the preceding calendar year, Landlord will notify Tenant of the amount of such estimated excess and Tenant shall forthwith (a) pay, commencing on the first day of each succeeding calendar month, one-twelfth of Tenant's proportionate share of such excess, calculated in accordance with this Article, and (b) pay to Landlord a sum equal to Tenant's monthly proportionate share of such excess multiplied by the number of months then elapsed commencing with January 1st of such calendar year through and including the month in which such payment is made. Upon the determination of the actual Taxes and Operating Costs for such calendar year, as reflected in a comparative statement described above, appropriate adjustments shall be made with respect to such increased monthly installments of rent paid by Tenant which were based upon Landlord's estimate.

(D) Occupancy.

        There shall be added to the actual Operating Costs for any period during which the Building is less than 100% occupied those additional expenses (of the type set forth in paragraph 2 of subdivision (A) of this Article) which Landlord determines it would have so incurred had the Building been 100% occupied during any such period.

(E) Partial Calendar Year.

        In any comparative statement covering less than a full calendar year there shall be added to the actual Operating Costs for the period covered by the comparative statement those additional expenses (of the type set forth in paragraph 2 of subdivision (A) of this Article) which Landlord determines it would have so incurred had the Building been 100% occupied during the full calendar year.

FOOD, BEVERAGES  29. Tenant shall not prepare any food nor do any cooking
AND ODORS        except microwave cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes, or any unusual or objectionable odors to emanate from demised premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to demised premises except by such persons and in such manner as are approved in advance in writing by Landlord.

SECURITY 30. Tenant has deposited with Landlord the sum specified in Article M of Section I as security for the faithful performance and observance by Tenant of all of the terms, covenants, conditions, provisions and agreements of this lease. Tenant shall not be entitled to interest on such security deposit and Landlord shall not be obligated to hold such deposit as a separate fund, but may commingle it with other funds. In the event Tenant defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this lease, including but not limited to, the payment of rent or other sums due hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, conditions, provisions or agreements of this lease, including, but not limited to, any damages or deficiency in the reletting of demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by landlord. Tenant, on demand by Landlord, will forthwith replenish the security or any portion thereof so used or applied by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this lease, the security, without interest, shall be returned to Tenant promptly after the date fixed as the end of this lease but only after delivery of entire possession of demised premises to Landlord. In the event of a sale of the land and/or Building or leasing of the land and/or the entire Building, or the sale of such leasehold, Landlord shall have the right to transfer the security to the transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and in the event of such transfer of security Tenant shall look to the new Landlord solely for the return of said security; and the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant shall not assign or encumber or attempt to assign or encumber the security deposited herein and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance nor by any purported transfer thereof by operation of law. In the event of the termination of any ground lease or foreclosure of any fee or leasehold mortgage or deed of trust (or conveyance in lieu thereof) now or hereafter affecting the real property of which demised premises forms a part, Tenant shall look to the new Landlord for the return of said security only if said security is actually transferred to said new Landlord.

CARE OF FLOOR   31. Supplementing Articles 5 and 21, Tenant shall take good
AND WINDOW      care of any and all floor and window coverings installed at any
COVERINGS       time in any portion of demised premises, and Tenant shall make, as and when needed, all repairs in an to the said coverings and shampoo and/or clean any of said coverings as necessary to preserve them in good order, condition and appearance by persons approved by Landlord. Upon the expiration or other termination of the term of this lease, Tenant shall surrender the said coverings to Landlord in as good order, condition and repair as they were upon the installation thereof, ordinary wear excepted. Supplementing Article 12, Landlord shall vacuum any carpets periodically.

MARGINAL        32. The marginal notes are inserted only as a matter of
NOTES           convenience and for reference and in no way define, limit or describe the scope or intent of this lease nor do they in any way affect this lease.

DEFINITIONS     33. The term "office," or "offices," wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale, display or storage at any time, of goods, wares or merchandise of any kind, or as a shop, or for manufacturing or for any purpose contrary to Rule and Regulation No. 14. The term "Landlord" as used in this lease means only the owner or the mortgagee in possession or grantee in possession under a deed of trust, or the owner of the lease of the Building for the time being, so that in the event of any sale or sales of said land and/or Building or of said lease, or in the event of a lease of said land and/or Building, the same Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors-in-interest or between the parties and the purchaser at any such sale or the said lessee of the Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

PLANS 34. Any plan attached to and made part of this lease except as otherwise specifically provided, is used solely for the purpose of identifying or designating the premises under the terms of this lease and any markings, measurements, dimensions, footages or notes of any kind contained thereon have no bearing upon any of the terms, covenants, conditions, provisions or agreements of this lease and are not to be considered a part thereof.

BROKERAGE       35. Tenant represents that Tenant has dealt directly with (and only with) the broker(s) listed in Article O of Section I as broker(s) in connection with this lease and that no other broker negotiated this lease or is entitled to any commission in connection herewith.

BINDING         36. All of the terms, conditions, provisions and agreements of
EFFECT          this lease shall be deemed to be covenants. The covenants
                contained in this lease shall bind and inure to the benefit of
Landlord and Tenant and their respective heirs, personal representatives and successors, and, except as otherwise provided in this lease, their assigns.

MISCELLANEOUS   37. (A) This lease is offered to Tenant for signature by Tenant and this lease shall not be binding upon Landlord unless and until such time as Landlord shall have executed and delivered the same.

        (B) Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use any contractors, labor or materials whose use would create any difficult with other contractors or labor engaged by Tenant or by Landlord or by others in the construction maintenance or operation of demised premises or the Building or the complex of which the Building forms a part.

        (C) If a partnership or more than one legal person is at any time Tenant, (1) each partner and legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this lease, including but not limited to, any renewal, extension, expiration, termination or modification of this lease, shall be binding upon each and all of the persons executing this lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. Termination of a partnership -- Tenant shall be deemed to be a permitted assignment jointly to all of the partners, who shall thereafter be governed by the next preceding clauses "(1)" and "(2)" hereof just as if each and all such former partners had initially signed this lease jointly as individuals.

        (D) In addition to the rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (1) upon, allocable to, or measured by the rent payable hereunder, including without limitation, any gross receipts tax, transaction privilege tax, or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (2) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of demised premises or any portion thereof; or (3) upon the measured value of Tenant's personal property located in demised premises or in any storeroom, garage or any other place in demised premises or the Building or the property upon which they are located or are a part thereof, or the areas used in connection with the operation of the Building, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (4) upon this transaction. Taxes paid by Tenant pursuant to this subdivision (D) shall not be included in any computation pursuant to Article 28. Failure by Tenant to reimburse Landlord as specified above shall be deemed a breach of this lease within the meaning of Article 18(A) hereof.

        (E) The provisions of this lease shall be construed in accordance with Arizona law; the language in this lease shall be construed in accordance with Arizona law and according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

(F) In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained.

(G) Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system, the cost thereof shall be included in Operating Costs as defined in
Article 28. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

(H) Any basement storage space or other storage space at any time demised to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this lease to the contrary, (1) only such ventilation and heating will be furnished by Landlord as will, in Landlord's judgment, be adequate for use of said space for storage, (2) no cleaning, water or air conditioning will be furnished therefor, and (3) only such electricity will be furnished thereto as will, in Landlord's judgment, be adequate to light said space as storage space.

(I) Time is of the essence with respect to the performance of each and every provision of this lease to be performed by Tenant.

(J) Neither this lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this lease and pursue the remedies provided herein.

(K) If the name of Tenant or any successor or assign shall be changed during the term of this lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effecting such change of name.

(L) Tenant shall at any time and from time to time upon not less than 10 days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by landlord or any current or prospective purchaser, mortgagee (or beneficiary under a deed of trust) or underlying lessor, including without limitation (a) that this lease is unmodified and in full force and effect (or, if modified adequately identifying such modification and certifying that this lease, as so modified, is in full force and effect) and (b) the dates to which the base annual rent, additional payments and other charges are paid and (c) whether or not there is any default by Landlord or Tenant in the performance of any term, covenant, condition, provision or agreement contained in this lease and further whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this lease and, if there are, specifying each such default, setoff, defense or counterclaim. Any such statement may be conclusively relied upon by any prospective purchaser or lessee or encumbrancer of demised premises or of all or any portion of the Building or the areas used in connection with the operation of the Building. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's base annual rent has been paid in advance.

(M) If, at any time during the term of this lease, the holder of Landlord's interest hereunder is a partnership or joint venture, Tenant agrees to look only to the assets of such partnership or joint venture and not to the partners or joint venturer personally with respect to any obligations or payment due or which may become due from Landlord hereunder. A deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

(N) Tenant, its employees and invitees may, except as otherwise specifically provided in this lease, use the common areas of the Building and the areas used in connection with the operation of the Building, as such common areas may be designated from time to time by landlord (the "Common Areas"), in common with other persons for ingress and egress and open-space purposes and for other purposes specifically designated by landlord during the term of this lease which use shall be subject to the restrictions set forth in this lease (including without limitation the Rules and Regulations) and any further restrictions promulgated by Landlord from time to time. Landlord shall at all times have the right and privilege of determining the nature and extent of the Common Areas and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the Common Areas and of Landlord, including, without limitation, the withdrawal of any portion thereof and the relocation of driveways, entrances, exits, corridors, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Nothing contained herein shall be deemed to create any liability upon Landlord for any injury to or death of persons or for damage to or destruction of property, including without limitation for any damage to motor vehicles of Tenant, its customers or employees, or for loss of property from within such motor vehicle unless caused by the negligence of Landlord, its agents, servants or employees. Landlord shall at all times during the term of this lease have the sole and exclusive control of the Common Areas and may at any time and from time to time during the term hereof exclude and restrain any person from use or occupancy thereof excepting, however, bona fide invitees of Tenant and other tenants of Landlord who make use of said Common Areas in accordance with the rules and regulations pertaining thereto. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the Common Areas only for normal parking and ingress and egress by the invitees of Tenant to and from the Building. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in demised premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

(O) If, as a result of any governmental rule or regulation, Landlord imposes a curtailment of services or equipment in demised premises or the Building, Tenant shall comply therewith and shall be liable to Landlord for any surcharge imposed for any violation by Tenant.

(P) If Tenant is at any time in default in the payment of any sum of money pursuant to the terms, covenants, conditions, provisions or agreements of this lease or pursuant to any order now or hereafter placed by Tenant with landlord (including without limitation charges for any materials or services or construction work furnished to Tenant by landlord) with respect to demised premises over and above or in addition to or in lieu of the base annual rent (or any installment thereof), Landlord shall have all the remedies as in the case of default by Tenant in the payment of an installment of the base annual rent reserved in this lease.

Any rider or exhibit hereto is made a part hereof.

In Witness Whereof, Landlord and Tenant have respectively executed this lease as of the day and year first above written.


LANDLORD:                                      TENANT:
SUNRISE OFFICE INVESTMENTS, LLC,               COMPURAD, INC., A DELAWARE
BY ZACOTY INVESTMENTS, LLC, ITS                CORPORATION
MANAGER, BY STEVE FENTON,
MEMBER




                                            For the Company
By: /s/ Steve Fenton, member        By: /s/ Phillip Berman
    ----------------------------        --------------------------------------
    Steve Fenton, Member                Phillip Berman, MD, its President, CEO


Date:    8/28/96                    Date:    8/25/96
      --------------------------          ------------------------------------

                             RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from demised premises or the Building and if demised premises is situated on the ground floor of the Building, Tenant shall further, at Tenant's own expense, keep the sidewalks and curbs directly in front the demised premises clean and free from rubbish.

2. No awning or other projections shall be attached to the outside walls or windows of the building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of demised premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of demised premises must be fluorescent, of a quality, type, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of demised premises or of the Building, without the prior written consent of Landlord. In the event of the violations of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and director tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of demised premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about demised premises or the Building.

9. Prior to leaving demised premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon demised premises any inflammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, fixtures, bulky matter of heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time, Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Superintendent of the Building and in a manner and at times prescribe by him, the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

14. Tenant shall not occupy or permit any portion of demised premises to be occupied as an office that is not generally consistent with the character and nature of all other tenancies in the Building, or is (a) for an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic or multilith or multigraph reproductions or offset printing (not precluding using any part of demised premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater, or exhibition-hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of foot traffic in or about the Building or the land upon which it is locate, or any of the areas used in the operation of the Building, including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker's or dealer's office or the underwriting of securities, or (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or
(b) a use which conflicts with any so-called "exclusive" then in favor of, or is for any use the same as that stated in any percentage lease to, another tenant of the Building or any of Landlord's then buildings which are in the same complex as the Building, or (c) a use which would be prohibited by any other portion of this lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay any employees on demised premises, except those actually working for Tenant on demised premises nor shall Tenant advertise for laborers giving an address at demised premises.

15. Tenant shall not purchase spring water, towels, janitorial or maintenance or other service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgement shall consider consistent with security and proper operation of the Building.

16. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. on all days, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who posses a pass issued to Tenant.

18. Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, by subject to and under the control and direction of the Superintendent of the Building (but not as an agent or servant of said Superintendent or of Landlord).

19. If demised premises is or becomes infested with vermin as a result of the use or any misuse or neglect of demised premises by Tenant, its agents, servants, employees, contractors, visitors, or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

20. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall co-operate to prevent the same.

22. No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

23. There shall not be used in any space, or in the public halls, plaza areas or lobbies of the building, or elsewhere in the complex of which the Building forms a part, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and side guards.

24. Tenant, Tenant's agents, servants, employees, contractors licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas as posted as "No Parking."

25. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in demised premises.

26. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows or demised premises.

27. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in demised premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

             RIDER ATTACHED TO AND MADE A PART OF OFFICE LEASE DATED AUGUST 24TH 1996, BETWEEN SUNRISE OFFICE INVESTMENT, LLC, "LANDLORD",
             AND COMPURAD, INC., A DELAWARE CORPORATION, "TENANT".

BUILDING: Supplementing the Preamble on page 1 of the printed portion of this Lease, the building referenced in such Preamble is one building which comprises the complex known as Sunrise Office Building located at 1350 North Kolb Road, Tucson, Arizona 85715. The legal description is available for inspection at the office of the Landlord.

The term "Building" as used in this Lease shall have the following meanings:

        (a) in the seventh line of Article 5, in Article 5, in Articles 12, 14, 15, 16, and 33, and in paragraph (B) of Article 37, it shall mean "the building known as 1350 North Kolb Road, Suites 100, 120, 121, and 226" (see cross-hatched plan attached and made apart hereof by this reference).
        (b) in Article 28 it shall mean "the entire complex known as Sunrise Office Building"; and
        (c) elsewhere in this Lease, it shall mean "the building known as 1350 North Kolb Road, Suites 100, 120, 121, and 226 or any portion of the entire complex known as Sunrise Office Building."

BASE ANNUAL RENT: Supplementing Section I, Article H and Section II, Article I as follows:

"Tenant agrees to pay Landlord as rental during the term of the Lease the following amounts in lawful money of the United States of America:

October 1, 1996 - September 30, 1997     $14,161.67     per month
October 1, 1997 - September 30, 1998     $14,728.13     per month
October 1, 1998 - September 30, 1999     $15,314.13     per month
October 1, 1999 - September 30, 2000     $15,929.43     per month
October 1, 2000 - September 30, 2001     $16,564.27     per month

Tenant agrees to pay, in addition to the rent as provided herein, any excise, privilege or sales tax or any other tax levied on the rental or on the receipt thereof (except Landlord's income tax) and all other charges as provided in the Lease, all payable in advance on the first day of each month commencing October 1, 1996.

CONDITION OF PREMISES: Tenant agrees that he is taking subject premises in "AS IS" condition except for the following:

Landlord, at Landlord's sole cost and expense, not to exceed seven dollars ($7.00) per square foot ($82,040), using building standard materials, shall build out the interior leased premises based on a mutually approved space plan by Landlord and Tenant. Tenant shall be responsible for any cost above the stated allowance. Said charges shall be paid by Tenant upon occupancy of the leased premises directly to contractor without further notice. Tenant shall use Landlord's contractor for said improvements.

FIRST RIGHT OF REFUSAL: As long as Tenant is not in default under the terms and conditions of this Lease Agreement, Landlord agrees to grant Tenant the right to lease any space in the building which becomes available. In the event space becomes available, Landlord agrees to give Tenant written notice of said available space. Tenant shall have two (2) days from receipt of said notice in which to exercise said right. A written notice shall be deemed delivered and received upon Landlord delivering a non-certified letter to Suite 100 at 1350 North Kolb Road. The terms and conditions of said available space shall be based upon the same terms and conditions as the original lease agreement.

BUILDING SIGNAGE: As long as Tenant is not in default under the terms and conditions of this lease agreement, Tenant shall have the right to place Tenant's sign above the main entrance of the building. Tenant shall submit plans and specifications for Landlord's approval. All costs related to sign shall be at Tenant's expense.

                                                                 Landlord:______

                                                                 Tenant:________

LIABILITY
OF LANDLORD:    The liability of Landlord hereunder or in connection with the
Premises, the Building or the Complex shall be limited to its interest herein, and in no event shall any other assets of Landlord or any constituent partner of Landlord by subject to any claim arising out of or in connection with the Lessee or the Complex.

HOLD HARMLESS:    Lessee shall indemnify and hold harmless Lessor against and from any and all claims arising from Lessee's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by the Lessee in or about the Office Complex and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or negligence of the Lessee, or any officer, agent, guest or invitee of Lessee, and from any and all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessee as a material part of the consideration to Lessor hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Lessor's negligence, and Lessee hereby waives all claims in respect thereof against Lessor. Lessor or its agents shall not be liable for any damage to property entrusted to employees of the Office Complex in which the Premises are situated, nor for loss or damage to any property by theft or otherwise nor from any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Office Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of the Lessor, its agents, servants or employees. Lessor or its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by Lessee, nor shall Lessor be liable for any latent defect in the Premises or in the Office Complex. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Office Complex or of defects therein or in the fixtures or equipment.

COMPLIANCE WITH LAW:    Lessee, at Lessee's sole expense, shall comply
promptly, and shall cause its agents, representatives, employees, contractors and permitted subtenants and assignees to comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof pertaining to the Premises or regulating the use of Lessee or otherwise, including without limitation, those pertaining to the public health and safety, the environment and the Americans with Disabilities Act of 1990, as such may be amended and implemented.

CONFIDENTIALITY:    Lessee agrees not to disclose the terms or conditions of
the amended Lease, and any future amendments to the amended Lease, to any party other than the Lessee's legal counsel or other properly interested parties, without the express written consent of Lessor, which consent may be given or withheld in Lessor's sole discretion. Lessee's failure to comply with this provision shall constitute a breach of the Lease by Lessee, and shall entitle Lessor to enforce all rights and remedies for breach set forth in the Lease.

LATE FEES:    Tenant hereby acknowledges that late payment by Tenant to
Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten (10) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.


                                                        Landlord:
                                                                 --------
                                                          Tenant:
                                                                 --------

LANDLORD:                            TENANT:
SUNRISE OFFICE INVESTMENTS, LLC      COMPURAD, INC., A DELAWARE
BY ZACOTY INVESTMENTS, LLC, ITS      CORPORATION
MANAGER, BY STEVE FENTON,
MEMBER



By:  /s/ Steve Fenton, Member       By:  /s/ Phillip Berman, MD for the Company
     ___________________________         ______________________________________
     Steve Fenton, Member                Phillip Berman, MD, its President, CEO




Date: 8/28/96                        Date: 8/25/96
      ___________                          ___________




















                                                           Landlord: __________

                                                           Tenant: ____________

                            Sunrise Office Building
                                 CompuRAD, Inc.
                     Leased Premises Floor Plan First Floor
























                                                           Landlord: __________

                                                           Tenant: ____________

                            Sunrise Office Building
                                 CompuRAD, Inc.
                    Leased Premises Floor Plan Second Floor





























                                                           Landlord: __________

                                                           Tenant: ____________

                                    ADDENDUM
                  ATTACHED TO AND MADE A PART OF OFFICE LEASE
                             DATED AUGUST 24, 1996,
               BETWEEN SUNRISE OFFICE INVESTMENT, LLC, "LANDLORD"
              AND COMPURAD, INC., A DELAWARE CORPORATION, "TENANT"
                               AND RIDER THERETO


1. Tenant acknowledges that Suites 120 and 121 as mentioned in the Rider Section "Building" are vacant but are presently subject to leases to prior tenants and, accordingly, those spaces shall be delivered by Landlord to Tenant as soon as reasonably practicable. It is acknowledged that the Sunrise Office Building is situated within the Sunrise Place Shopping Center and is subject to the Declaration of Covenants, Conditions, Easements and Restrictions of record, so that Landlord's responsibilities for maintenance, repair and replacement under the Lease are limited to the common areas of the Building, as the operator under such Declaration is responsible for outdoor areas. Accordingly, Tenant's proportionate share of Taxes and Operating Costs shall include Tenant's proportionate share of the amounts assessed against the Sunrise Office Building parcel under the Declaration. The provision defining "Building" in the Rider is hereby deleted.

2. At the end of the Rider section titled "First Right of Refusal" add the following :

               with Base Annual Rent calculated on the square footage rate then in effect and a tenant improvement allowance of $1.00 per square foot for each full 12-month period remaining in the Term. The parties shall cooperate to agree upon the space plan, which space plan shall incorporate the hallway separating portions of the demised premises as shown on Exhibit "A" into the demised premises (whereupon Exhibit "A" shall be revised appropriately to cross-hatch the hallway) if such can be accomplished without violating any lease of any other tenant of the Sunrise Office Building and in compliance with applicable building, fire and safety codes; provided, however the provisions of this paragraph are not a condition precedent to the Lease which is effective upon its execution and delivery. If the hallway is incorporated into the demised premises by the approved space plan, the sums set forth in Section I, Article H as supplemented by the section of the Rider titled "Base Annual Rent" shall be increased based on the square footage of the hallway incorporated into the demised premises and the square footage rental rate based on the schedule set forth in that section.

3. Article 18 of the Lease is supplemented in subpart (D) to include as a part of the Landlord's damages the cost of any tenant improvements required by any successor tenant and to include the amount of Base Annual Rent from the time of any such default until the date of the termination of the Lease or of the award, as applicable.

4. Article 21 of the Lease is supplemented to provide that upon installation in the demised premises of any improvements made by Tenant, such improvements which are built in or affixed shall become a part of the demised premises and the property of the Landlord and shall not be removed at the end of the term, unless otherwise directed by Landlord.

5. Article 28(a)(i) of the Lease is supplemented to provide that Tenant shall pay all taxes due in connection with its personal property situated within the demised premises and if any such taxes are included in Landlord's tax bill for the Building parcel, Tenant shall pay the portion attributable to its personal property.

6. The Section of the Rider titled "The Liability of Landlord" is further supplemented to provide that Landlord shall not be liable for any breach or default under the Lease unless Landlord shall have received written notice of the default and failed to take any action with respect thereto within thirty (30) days. Further, Tenant shall have no right to terminate the Lease and any damages suffered shall be limited to the amount of rental to be paid hereunder during the period of time in which Tenant cannot conduct its business on the Premises.

7. Article 35 regarding brokerage is hereby expanded to include an indemnity by each party of the other for any claims made by any broker, agent or other person claiming a commission or finder's fee in connection with this Lease other than the commission to be paid by Landlord to the broker identified in Section 1 n.

8. This Addendum may be executed in counterparts, each of which shall constitute an original but which together shall constitute one and the same instrument. This Addendum shall be effective when signed by the parties and transmitted by each party to the other by facsimile transmission, with each party to deliver duplicate originals promptly thereafter.

                                        Tenant:

                                        COMPURAD, INC., a Delaware corporation



                                        By: /s/ Phillip Berman
                                            ______________________
                                            Phillip Berman

                                        Its: President & CEO
                                             _____________________
                                        Date: 8/28/96
                                              ____________________

                                        Landlord:

                                        SUNRISE OFFICE INVESTMENT, LLC, an
                                        Arizona limited liability company, by
                                        Zacoty Investments, L.L.C., its Manager



                                        By: /s/ Steven Fenton, Member
                                            __________________________
                                            Steven Fenton, Member


                                        Date: 8/28/96
                                              ________________________

                                SECOND ADDENDUM
                  ATTACHED TO AND MADE A PART OF OFFICE LEASE
                             DATED AUGUST 24, 1996,
             BETWEEN SUNRISE OFFICE INVESTMENT, L.L.C., "LANDLORD"
              AND COMPURAD, INC., A DELAWARE CORPORATION, "TENANT"
                               AND RIDER THERETO

        This Second Addendum to Lease (the "Second Addendum") is made and entered into effective as of the 1st day of October 1996 (the "Effective Date") by and between SUNRISE OFFICE INVESTMENTS, L.L.C., an Arizona limited liability company ("Landlord"), and COMPURAD, INC., an Arizona corporation ("Tenant") in reference to the following recitals:

        A. Landlord and Tenant entered into that certain lease consisting of an Office Lease together with a Rider and an Addendum attached thereto, each dated August 24, 1996 for Demised Premises in the Sunrise Office Building, as defined in Section I, Article F of the Lease.

        B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord an additional portion of the second floor of the Sunrise Office Building designated as Suite 221 on the terms and conditions set forth in the Lease as modified buy this Addendum.

        Now therefore, in consideration of the terms, conditions, and covenants contained herein, Landlord and Tenant hereby revise and amend the Lease as set forth below.

1. Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, that certain portion of the second floor of the Sunrise Office Building containing approximately 1,459 rentable square feet designated as Suite 221, for the Lease Term, subject to the terms, covenants and conditions of the Lease.

2. The term "Lease" shall mean the Office Lease, Rider, Addendum dated August 24, 1996 together with this Second Addendum.

3. Exhibit "A" and all references thereto are deleted and Exhibit "A-1" attached hereto is substituted therefor.

4. Section I, Article F of the Lease, as of the Effective Date, shall read in its entirety as follows:

        Demised Premises (Section II, Article I): Those portions of the first floor in the Building commonly known as Suite 100, Suite 120, and as of November 1, 1996, Suite 121, together with portions of the second floor in the Building commonly known as Suite 221 and Suite 226, as shown in cross-hatching on Exhibit "A-1" attached hereto and made a part hereof, and such additional portions of the Building, if any, which may be leased from Landlord to Tenant from time to time in accordance with the First Right of Refusal contained in the Rider hereto, in the office building (the "Building") known as Sunrise Office Building.

5. Landlord and Tenant acknowledge and agree that in accordance with Paragraph 1 of the Addendum, Suite 120 was delivered by Landlord and accepted by Tenant on October 1, 1996, and that Tenant's obligation to pay Base Annual Rent on Suite 120 commenced on such date.

6. Landlord and Tenant further acknowledge and agree that in accordance with Paragraph 1 of the Addendum, Suite 121 was delivered by Landlord and accepted by Tenant on November 1, 1996, and that Tenant's obligation to pay Base Annual Rent on Suite 121 commenced on such date.

                                        Landlord:
                                                ----------------

                                        Tenant:
                                                ----------------

7. The paragraph entitled BASE ANNUAL RENT set forth in the Rider shall read in its entirety as follows:

        Supplementing Section I, Article II and Section II, Article I as follows:

        Commencing October 1, 1996 as to Suites 100, 120 and 226, and commencing November 1, 1996 as to the foregoing Suites and Suites 121 and 221, Tenant agrees to pay Landlord as rental during the term of the Lease the following amounts of Base Annual Rent in lawful money of the United States of America:

        October 1, 1996  - October 31, 1996     $13,058.26
        November 1, 1996 - November 30, 1996    $15,212.87
        December 1, 1996 - September 30, 1997   $15,924,53
        October 1, 1997  - September 30, 1998   $16,561.51
        October 1, 1998  - September 30, 1999   $17,223.97
        October 1, 1999  - September 30, 2000   $17,912.93
        October 1, 2000  - September 30, 2001   $18,629.45

        Landlord and Tenant acknowledge and agree that Tenant paid $711.66 above the amount due for Base Rent and rent tax thereon for the month of October 1996. Accordingly, the amount due for Base Rent for the month of November has been reduced by that amount as reflected on the above tabulation. Tenant agrees to pay, in addition to the rent as provided herein, any excise, privilege or sales tax or any other tax levied on the rental or on the receipt thereof (except Landlord's income tax) and all other charges as provided in the Lease, all payable in advance on the first day of each month commencing October 1, 1996, except with respect to Suite 121 and Suite 221, which taxes and other charges shall be payable commencing November 1, 1996.

8.      Section I, Article L shall read in its entirety as follows:

        Tenant's Share of Any Increase of Taxes and/or Operating Costs over the amount of Taxes and/or Operating Costs during the Base Year (Section II,
        Article 28): 60.6 percent (60.6%) of 21,745 rentable square feet in the Project.

9. Landlord and Tenant acknowledge and agree that the amount of the Tenant improvement allowance applicable to Suite 221 in accordance with Paragraph 2 of the Addendum is $7,295.01.

10. All defined terms used in this Second Addendum, as indicated by an initial capital letter, and not otherwise defined herein, shall have the meaning ascribed in the Lease.

11. Landlord and Tenant acknowledge and agree that: (i) the Lease is the only agreement between Landlord and Tenant with respect to the Demised Premises, (ii) the terms and conditions of the Lease remain unchanged except as expressly set forth in this Second Addendum, (iii) except as otherwise provided in this Second Addendum Tenant has accepted and is in full possession of the Demised Premises, (iv) there are no defaults under the Lease on the date hereof and no facts or circumstances which with the giving of notice, the passage of time or the act of a third party would constitute a default thereunder, (v) and the Lease as modified by this Second Addendum remains in full force and effect.

12. This Second Addendum may be executed in counterparts, each of which shall constitute an original but which together shall constitute one and the same instrument. This Second


                                        Landlord:
                                                -----------------

                                        Tenant:
                                                _________________

Addendum shall be effective when signed by the parties and transmitted by each party to the other by facsimile transmission, with each party to deliver duplicate originals promptly thereafter.

                                        Tenant:

                                        COMPURAD, INC., a Delaware corporation


                                        By: /s/ Phillip Berman
                                            ----------------------------------
                                        Its: President
                                             ---------------------------------
                                        Date: 11-7-96
                                              --------------------------------


                                        Landlord:

                                        SUNRISE OFFICE INVESTMENT, L.L.C., and
                                        Arizona limited liability company


                                        By: Steven Fenton
                                            ----------------------------------
                                        Its: Member
                                             ---------------------------------
                                        Date: 11-7-96
                                              --------------------------------

                                 EXHIBIT "A-1"
                            Sunrise Office Building
                                 CompuRAD, Inc.
                     Leased Premises Floor Plan First Floor



































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                                                                Landlord:
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                                                                Tenant:
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
                            Sunrise Office Building
                                 CompuRAD, Inc.
                    Leased Premises Floor Plan Second Floor































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                                                                Landlord:
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                                                                Tenant:
                                                                        --------